CONSENT OF INDEPENDENT AUDITORS

Board of Directors
View Systems, Inc.

         We hereby consent to the inclusion in this Form SB-2 of our report dated March 15, 2001 related to the consolidated financial statement of View Systems, Inc. and subsidiaries for the years ended December 31, 2000 and 1999.

/s/ Stegman & Company
Stegman & Company


Baltimore, Maryland
July 31, 2001